Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Fourth Quarter 2022 Financial Results and a Quarterly Cash Dividend of $0.33 Per Share

Fourth Quarter 2022 Summary

•Net income of $73.7 million, or $0.77 per diluted share
•Return on average assets of 1.36%, return on average equity of 10.71%, and return on average tangible common equity(1) of 16.99%
•Pre-provision net revenue (“PPNR”) to average assets(1) of 1.89%, annualized, increased from 1.85% in the prior quarter
•Efficiency ratio(1) of 47.4%, compared with 48.3% in the prior quarter
•Net interest margin of 3.61%, and core net interest margin(1) of 3.38%
•Cost of deposits of 0.58%, and cost of core deposits(1) of 0.31%
•Loan-to-deposit ratio of 84.6%, compared with 84.0% in the prior quarter
•Nonperforming assets to total assets of 0.14%, and net charge-offs to average loans of 0.03%
•Total risk-based capital ratio of 15.53% and common equity tier 1 capital ratio of 12.99%
•Tangible book value per share(1) increased $0.70, or 3.7%, to $19.38 compared to the prior quarter

Irvine, Calif., January 26, 2023 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier”), the holding company of Pacific Premier Bank (the “Bank”), reported net income of $73.7 million, or $0.77 per diluted share, for the fourth quarter of 2022, compared with net income of $73.4 million, or $0.77 per diluted share, for the third quarter of 2022, and net income of $84.8 million, or $0.89 per diluted share, for the fourth quarter of 2021.

For the fourth quarter of 2022, the Company’s return on average assets (“ROAA”) was 1.36%, return on average equity (“ROAE”) was 10.71%, and return on average tangible common equity (“ROATCE”)(1) was 16.99%, compared to 1.35%, 10.57%, and 16.74%, respectively, for the third quarter of 2022 and 1.63%, 11.90%, and 18.66%, respectively, for the fourth quarter of 2021. Total assets as of December 31, 2022 were $21.69 billion, compared to $21.62 billion at September 30, 2022 and $21.09 billion at December 31, 2021.

Steven R. Gardner, Chairman, President, and Chief Executive Officer of the Company, commented, “Our fourth quarter results reflect the benefits of the actions we took over the past several quarters to proactively manage risk and position the balance sheet for higher interest rates. Despite a more challenging operating environment, we continued to deliver solid financial performance, including an increase in pre-provision net revenue(1) and higher returns compared to the prior quarter. Tangible book value per share(1) grew nearly 4% during the fourth quarter, and all of our capital ratios increased.

“We remain committed to our disciplined, consistent approach to new business development, which enabled us to add attractive full banking relationships with high quality commercial clients during the current quarter. With higher interest rates impacting demand for commercial real estate and multifamily loans, coupled with our conservative approach to new loan production, we saw a slight contraction in total loans during the fourth quarter. Our core commercial deposit base remained relatively stable, but the lower level of commercial real estate transactions continued to result in deposit outflows from our commercial escrow and exchange business. We replaced these outflows with additional time deposits of varying maturities, keeping our loan-to-deposit ratio in the mid-80% range.

“As we head into 2023, our strong liquidity and capital levels provide us with optionality as we navigate an uncertain economic environment. Starting in the fourth quarter of 2022, our teams began executing on new initiatives and marketing efforts to expand the products and services we are offering to existing clients and to enhance new client acquisitions, which we expect will drive growth in future periods. As always, we will be here when our clients need us most, and we will maintain our commitment to delivering value to our shareholders, clients, employees, and the communities we serve.”
(1) Reconciliations of the non–U.S. generally accepted accounting principles (“GAAP”) measures are set forth at the end of this press release.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2021
Financial Highlights
Net income	$73,673	$73,363	$84,831
Net interest income	181,396	181,112	170,719
Diluted earnings per share	0.77	0.77	0.89
Common equity dividend per share	0.33	0.33	0.33
Return on average assets	1.36%	1.35%	1.63%
Return on average equity	10.71	10.57	11.90
Return on average tangible common equity (1)	16.99	16.74	18.66
Pre-provision net revenue on average assets (1)	1.89	1.85	1.93
Net interest margin	3.61	3.61	3.53
Core net interest margin (1)	3.38	3.44	3.38
Cost of deposits	0.58	0.22	0.04
Cost of core deposits (1)	0.31	0.11	0.03
Efficiency ratio (1)	47.4	48.3	48.0
Noninterest expense as a percent of average assets	1.83	1.86	1.86
Total assets	$21,688,017	$21,619,201	$21,094,429
Total deposits	17,352,401	17,746,374	17,115,589
Loans-to-deposit ratio	84.6%	84.0%	83.6%
Non-maturity deposits as a percent of total deposits	85.6	89.5	93.8
Book value per share	$29.45	$28.79	$30.58
Tangible book value per share (1)	19.38	18.68	20.29
Total capital ratio	15.53%	14.83%	14.62%
_____________________________________________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $181.4 million in the fourth quarter of 2022, an increase of $284,000, or 0.2%, from the third quarter of 2022. The slight increase in net interest income was driven by higher yields on interest-earning assets, as well as a favorable interest impact from fair value hedges on fixed-rate loans, mostly offset by a higher cost of funds.

The net interest margin for the fourth quarter of 2022 was 3.61% and unchanged from the third quarter of 2022. The core net interest margin(6) decreased 6 basis points to 3.38%, compared to 3.44% in the prior quarter, predominantly driven by lower loan-related fees as well as a higher cost of funds offsetting the impact of higher yields on interest-earning assets.

Net interest income for the fourth quarter of 2022 increased $10.7 million, or 6.3%, compared to the fourth quarter of 2021. The increase was primarily attributable to higher yields on average interest-earning assets, partially offset by a higher cost of funds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)
	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Cash and cash equivalents	$1,015,197	$8,636	3.37%	$665,510	$2,754	1.64%	$334,371	$66	0.08%
Investment securities	4,130,042	24,688	2.39	4,277,444	22,067	2.06	4,833,251	19,522	1.62
Loans receivable, net (1) (2)	14,799,417	184,457	4.94	14,986,682	174,204	4.61	14,005,836	157,418	4.46
Total interest-earning assets	$19,944,656	$217,781	4.33	$19,929,636	$199,025	3.96	$19,173,458	$177,006	3.66

Liabilities
Interest-bearing deposits	$11,021,383	$25,865	0.93%	$10,839,359	$9,873	0.36%	$10,471,426	$1,694	0.06%
Borrowings	1,157,258	10,520	3.62	966,981	8,040	3.31	400,014	4,593	4.59
Total interest-bearing liabilities	$12,178,641	$36,385	1.19	$11,806,340	$17,913	0.60	$10,871,440	$6,287	0.23
Noninterest-bearing deposits	$6,587,400			$6,893,463			$6,911,702
Net interest income		$181,396			$181,112			$170,719
Net interest margin (3)			3.61%			3.61%			3.53%
Cost of deposits (4)			0.58			0.22			0.04
Cost of funds (5)			0.77			0.38			0.14
Cost of core deposits (6)			0.31			0.11			0.03
Ratio of interest-earning assets to interest-bearing liabilities			163.77			168.80			176.37
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs, discounts/premiums, and the basis adjustment of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $3.5 million, $4.6 million, and $7.9 million, for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Provision for Credit Losses

For the fourth quarter of 2022, the Company recorded a $2.8 million provision expense, compared to a $1.1 million provision expense for the third quarter of 2022, and a $14.6 million provision recapture for the fourth quarter of 2021. The provision for credit losses for the fourth quarter of 2022 was impacted by changes to the overall size, composition, asset quality trends, and unfunded commitments of the loan portfolio.

The provision recapture for loans in the fourth quarter of 2021 was reflective of favorable changes in the macroeconomic forecasts related to the COVID-19 pandemic relative to prior periods.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Provision for Credit Losses
Provision for loan losses	$3,899	$546	$(14,710)
Provision for unfunded commitments	(1,013)	549	51
Provision for held-to-maturity securities	(48)	(18)	11
Total provision for credit losses	$2,838	$1,077	$(14,648)

Noninterest Income

Noninterest income for the fourth quarter of 2022 was $20.5 million, an increase of $333,000 from the third quarter of 2022. During the fourth quarter of 2022, the Bank sold $3.6 million of Small Business Administration ("SBA") loans for a net gain of $151,000 and $6.4 million of other loans for no gain, compared with $9.6 million of SBA loans sold for a net gain of $434,000 and $15.0 million of other loans for a net gain of $23,000 in the third quarter of 2022.

Noninterest income for the fourth quarter of 2022 decreased $6.8 million, compared to the fourth quarter of 2021. The decrease was primarily due to a $3.6 million decrease in net gain from sales of investment securities, a $1.9 million decrease in trust custodial account fees resulting primarily from a decrease in the market value of assets under custody, a $1.2 million decrease in net gain from loan sales, and a $939,000 decrease in escrow and exchange fees attributable to lower transaction volumes, partially offset by an $851,000 increase in other income.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Noninterest income
Loan servicing income	$346	$397	$505
Service charges on deposit accounts	2,689	2,704	2,590
Other service fee income	295	323	391
Debit card interchange fee income	1,048	808	769
Earnings on bank owned life insurance	3,359	3,339	3,521
Net gain from sales of loans	151	457	1,334
Net (loss) gain from sales of investment securities	—	(393)	3,585
Trust custodial account fees	9,722	9,951	11,611
Escrow and exchange fees	1,282	1,555	2,221
Other income	1,605	1,023	754
Total noninterest income	$20,497	$20,164	$27,281

Noninterest Expense

Noninterest expense totaled $99.2 million for the fourth quarter of 2022, a decrease of $1.7 million compared to the third quarter of 2022, primarily due to a $2.0 million decrease in compensation and benefits.

Noninterest expense increased by $1.9 million compared to the fourth quarter of 2021 primarily due to a $2.9 million increase in deposit expense and a $1.1 million increase in data processing, partially offset by a $1.7 million decrease in compensation and benefits.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Noninterest expense
Compensation and benefits	$54,347	$56,355	$56,076
Premises and occupancy	11,641	12,011	11,403
Data processing	6,991	7,058	5,881
FDIC insurance premiums	1,463	1,461	1,389
Legal and professional services	5,175	4,075	5,870
Marketing expense	1,985	1,912	1,821
Office expense	1,310	1,338	1,463
Loan expense	743	789	857
Deposit expense	6,770	4,846	3,836
Amortization of intangible assets	3,440	3,472	3,880
Other expense	5,317	7,549	4,776
Total noninterest expense	$99,182	$100,866	$97,252

Income Tax

For the fourth quarter of 2022, our income tax expense totaled $26.2 million, resulting in an effective tax rate of 26.2%, compared to income tax expense of $26.0 million and an effective tax rate of 26.1% for the third quarter of 2022, and income tax expense of $30.6 million and an effective tax rate of 26.5% for the fourth quarter of 2021.

For full year 2022, our income tax expense totaled $100.6 million, resulting in an effective tax rate of 26.2%.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $14.7 billion at December 31, 2022, a decrease of $232.5 million, or 1.6%, from September 30, 2022, and an increase of $380.4 million, or 2.7%, from December 31, 2021. The decrease from September 30, 2022 was driven primarily by lower loan fundings, partially offset by lower loan prepayments and maturities. The increase from December 31, 2021 was due to loan fundings, partially offset by loan amortization, prepayments, and maturities.

During the fourth quarter of 2022, loan commitments totaled $239.8 million, and new loan fundings totaled $149.1 million, compared with $789.2 million in loan commitments and $450.7 million in new loan fundings for the third quarter of 2022, and $1.48 billion in loan commitments and $1.07 billion in new loan fundings for the fourth quarter of 2021.

At December 31, 2022, the total loan-to-deposit ratio was 84.6%, compared with 84.0% and 83.6%, at September 30, 2022 and December 31, 2021, respectively.

The following table presents the primary loan roll-forward activities for total gross loans, including both loans held for investment and loans held for sale, during the quarters indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Beginning loan balance	$14,979,098	$15,101,652	$13,990,961
New commitments	239,829	789,198	1,479,445
Unfunded new commitments	(90,758)	(338,534)	(408,963)
Net new fundings	149,071	450,664	1,070,482
Amortization/maturities/payoffs	(481,120)	(568,615)	(935,064)
Net draws on existing lines of credit	107,560	21,416	194,548
Loan sales	(9,471)	(24,701)	(13,427)
Charge-offs	(4,271)	(1,318)	(734)
Net (decrease) increase	(238,231)	(122,554)	315,805
Ending gross loan balance before basis adjustment	14,740,867	14,979,098	14,306,766
Basis adjustment associated with fair value hedge (1)	(61,926)	(68,124)	—
Ending gross loan balance	$14,678,941	$14,910,974	$14,306,766
______________________________
(1) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The following table presents the composition of the loans held for investment as of the dates indicated:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Investor loans secured by real estate
Commercial real estate (“CRE”) non-owner-occupied	$2,660,321	$2,771,272	$2,771,137
Multifamily	6,112,026	6,199,581	5,891,934
Construction and land	399,034	373,194	277,640
SBA secured by real estate (1)	42,135	42,998	46,917
Total investor loans secured by real estate	9,213,516	9,387,045	8,987,628
Business loans secured by real estate (2)
CRE owner-occupied	2,432,163	2,477,530	2,251,014
Franchise real estate secured	378,057	383,468	380,381
SBA secured by real estate (3)	61,368	64,002	69,184
Total business loans secured by real estate	2,871,588	2,925,000	2,700,579
Commercial loans (4)
Commercial and industrial	2,160,948	2,164,623	2,103,112
Franchise non-real estate secured	404,791	409,773	392,576
SBA non-real estate secured	11,100	11,557	11,045
Total commercial loans	2,576,839	2,585,953	2,506,733
Retail loans
Single family residential (5)	72,997	75,176	95,292
Consumer	3,284	3,761	5,665
Total retail loans	76,281	78,937	100,957
Loans held for investment before basis adjustment (6)	14,738,224	14,976,935	14,295,897
Basis adjustment associated with fair value hedge (7)	(61,926)	(68,124)	—
Loans held for investment	14,676,298	14,908,811	14,295,897
Allowance for credit losses for loans held for investment	(195,651)	(195,549)	(197,752)
Loans held for investment, net	$14,480,647	$14,713,262	$14,098,145

Total unfunded loan commitments	2,489,203	2,823,555	2,507,911
Loans held for sale, at lower of cost or fair value	$2,643	$2,163	$10,869
___________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $54.8 million, $59.0 million, and $77.1 million as of December 31, 2022, September 30, 2022, and December 31, 2021, respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The total end of period weighted average interest rate on loans, excluding fees and discounts, at December 31, 2022 was 4.61%, compared with 4.34% at September 30, 2022 and 3.95% at December 31, 2021. The quarter-over-quarter and year-over-year increases reflect higher rates on new loan originations and the repricing of floating rate loans as a result of the Federal Reserve Bank's interest rate increases since March 2022.

The following table presents the composition of loan commitments originated during the quarters indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Investor loans secured by real estate
CRE non-owner-occupied	$34,258	$88,708	$94,740
Multifamily	28,285	151,269	552,600
Construction and land	31,175	123,557	94,343
Total investor loans secured by real estate	93,718	363,534	741,683
Business loans secured by real estate (2)
CRE owner-occupied	24,266	80,676	147,322
Franchise real estate secured	840	14,011	52,034
SBA secured by real estate (3)	4,198	6,468	15,631
Total business loans secured by real estate	29,304	101,155	214,987
Commercial loans (4)
Commercial and industrial	96,566	288,857	469,018
Franchise non-real estate secured	14,130	22,413	43,219
SBA non-real estate secured	1,058	4,673	3,500
Total commercial loans	111,754	315,943	515,737
Retail loans
Single family residential (5)	5,053	8,566	6,800
Consumer	—	—	238
Total retail loans	5,053	8,566	7,038
Total loan commitments	$239,829	$789,198	$1,479,445
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The weighted average interest rate on new loan commitments increased to 6.34% in the fourth quarter of 2022, compared to 5.55% in the third quarter of 2022, and 3.55% in the fourth quarter of 2021.

Asset Quality and Allowance for Credit Losses

At December 31, 2022, our ACL on loans held for investment was $195.7 million, an increase of $102,000 from September 30, 2022, and a decrease of $2.1 million from December 31, 2021. During the fourth quarter of 2022, the Company incurred $3.8 million of net charge-offs, compared with $1.1 million of net charge-offs and $1.0 million of net recoveries during the third quarter of 2022 and the fourth quarter of 2021, respectively.

The following table provides the allocation of the ACL for loans held for investment, as well as the activity in the ACL attributed to various segments in the loan portfolio as of and for the period indicated:

	Three Months Ended December 31, 2022
(Dollars in thousands)	Beginning ACL Balance	Charge-offs	Recoveries	Provision for Credit Losses	Ending ACL Balance
Investor loans secured by real estate
CRE non-owner occupied	$37,104	$(3,632)	$—	$220	$33,692
Multifamily	56,086	—	—	248	56,334
Construction and land	6,440	—	—	674	7,114
SBA secured by real estate (1)	2,955	—	—	(363)	2,592
Business loans secured by real estate (2)
CRE owner-occupied	31,826	—	23	491	32,340
Franchise real estate secured	6,710	—	—	309	7,019
SBA secured by real estate (3)	4,785	—	—	(437)	4,348
Commercial loans (4)
Commercial and industrial	35,498	(637)	387	(79)	35,169
Franchise non-real estate secured	13,194	—	—	2,835	16,029
SBA non-real estate secured	440	—	7	(6)	441
Retail loans
Single family residential (5)	296	—	57	(1)	352
Consumer loans	215	(2)	—	8	221
Totals	$195,549	$(4,271)	$474	$3,899	$195,651
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The ratio of ACL to loans held for investment at December 31, 2022 was 1.33%, compared to 1.31% at September 30, 2022 and 1.38% at December 31, 2021. The fair value net discount on loans acquired through bank acquisitions was $54.8 million, or 0.37% of total loans held for investment, as of December 31, 2022, compared to $59.0 million, or 0.39% of total loans held for investment, as of September 30, 2022, and $77.1 million, or 0.54% of total loans held for investment, as of December 31, 2021.

Nonperforming assets totaled $30.9 million, or 0.14% of total assets, at December 31, 2022, compared with $60.5 million, or 0.28% of total assets, at September 30, 2022 and $31.3 million, or 0.15% of total assets, at December 31, 2021. Loan delinquencies were $43.3 million, or 0.30% of loans held for investment, at December 31, 2022, compared to $41.3 million, or 0.28% of loans held for investment, at September 30, 2022, and $19.5 million, or 0.14% of loans held for investment, at December 31, 2021.

Classified loans totaled $149.3 million, or 1.02% of loans held for investment, at December 31, 2022, compared with $110.1 million, or 0.74% of loans held for investment, at September 30, 2022, and $121.8 million, or 0.85% of loans held for investment, at December 31, 2021.

The following table presents the asset quality metrics of the loan portfolio as of the dates indicated:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Asset Quality
Nonperforming loans	$30,905	$60,464	$31,273
Other real estate owned	—	—	—
Nonperforming assets	$30,905	$60,464	$31,273

Total classified assets (1)	$149,304	$110,143	$121,827
Allowance for credit losses	195,651	195,549	197,752
Allowance for credit losses as a percent of total nonperforming loans	633%	323%	632%
Nonperforming loans as a percent of loans held for investment	0.21	0.41	0.22
Nonperforming assets as a percent of total assets	0.14	0.28	0.15
Classified loans to total loans held for investment	1.02	0.74	0.85
Classified assets to total assets	0.69	0.51	0.58
Net loan charge-offs (recoveries) for the quarter ended	$3,797	$1,072	$(981)
Net loan charge-offs (recoveries) for the quarter to average total loans	0.03%	0.01%	(0.01)%
Allowance for credit losses to loans held for investment (2)	1.33	1.31	1.38
Delinquent Loans:
30 - 59 days	$20,538	$1,484	$1,395
60 - 89 days	185	6,535	—
90+ days	22,625	33,238	18,100
Total delinquency	$43,348	$41,257	$19,495
Delinquency as a percent of loans held for investment	0.30%	0.28%	0.14%
______________________________
(1) Includes substandard loans and other real estate owned.
(2) At December 31, 2022, 26% of loans held for investment include a fair value net discount of $54.8 million, or 0.37% of loans held for investment. At September 30, 2022, 27% of loans held for investment include a fair value net discount of $59.0 million, or 0.39% of loans held for investment. At December 31, 2021, 36% of loans held for investment include a fair value net discount of $77.1 million, or 0.54% of loans held for investment.

Investment Securities

At December 31, 2022, available-for-sale ("AFS") and held-to-maturity ("HTM") investment securities were $2.60 billion and $1.39 billion, respectively, compared to $2.66 billion and $1.39 billion, respectively, at September 30, 2022, and $4.27 billion and $381.7 million, respectively, at December 31, 2021. In total, investment securities were $3.99 billion at December 31, 2022, a decrease of $57.5 million from $4.05 billion at September 30, 2022 and a decrease of $666.4 million from $4.66 billion at December 31, 2021. The decrease in the fourth quarter of 2022 compared to the prior quarter was primarily the result of principal payments, amortization, and redemptions of $85.1 million, partially offset by a mark-to-market fair value loss reduction of $20.6 million. The Company did not purchase or sell any securities during the fourth quarter of 2022.

The decrease in investment securities from December 31, 2021 was primarily the result of $934.7 million in sales, $426.2 million in principal payments, discounts from the AFS securities transferred from HTM, amortization, and redemptions, and a $299.0 million decrease in mark-to-market fair value adjustments as a result of higher interest rates, partially offset by $986.6 million in purchases.

Deposits

At December 31, 2022, deposits totaled $17.35 billion, a decrease of $394.0 million, or 2.2%, from September 30, 2022, and an increase of $236.8 million, or 1.38%, from December 31, 2021.

At December 31, 2022, core deposits(1) totaled $14.85 billion, or 85.6% of total deposits, a decrease of $1.03 billion, or 6.5%, from September 30, 2022, and a decrease of $1.20 billion, or 7.5%, from December 31, 2021. The linked-quarter decrease was partially driven by a $396.7 million decrease in the Bank's commercial escrow and exchange business, as well as declines in commercial and consumer deposit accounts.

At December 31, 2022, non-core deposits totaled $2.50 billion, an increase of $631.7 million, or 33.8%, from September 30, 2022, and an increase of $1.44 billion, or 135.3%, from December 31, 2021. The increase in the fourth quarter of 2022 compared to the prior quarter was primarily due to the addition of $417.7 million in brokered certificates of deposit and an increase of $214.0 million in retail certificates of deposit. The increase from December 31, 2021 was primarily driven by an increase in brokered certificates of deposit.

The weighted average cost of deposits for the fourth quarter of 2022 was 0.58%, compared with 0.22% for the third quarter of 2022 and 0.04% for the fourth quarter of 2021. The increase in the weighted average cost of deposits for the fourth quarter of 2022 compared to the third quarter of 2022 was principally driven by higher pricing across all deposit categories, and higher average retail and brokered certificates of deposit. The weighted average cost of core deposits(2) for the fourth quarter of 2022 was 0.31%, compared to 0.11% for the third quarter of 2022, and 0.03% for the fourth quarter of 2021.

At December 31, 2022, the end-of-period weighted average rate of total deposits was 0.79%, compared to 0.37% at September 30, 2022 and 0.04% at December 31, 2021. At December 31, 2022, the end-of-period weighted average rate of core deposits was 0.43%, compared to 0.20% at September 30, 2022 and 0.03% at December 31, 2021.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Deposit Accounts
Noninterest-bearing checking	$6,306,825	$6,775,465	$6,757,259
Interest-bearing:
Checking	3,119,850	3,605,498	3,493,331
Money market/savings	5,422,577	5,493,958	5,801,173
Total core deposits (1)	14,849,252	15,874,921	16,051,763
Brokered money market	30	30	5,553
Retail certificates of deposit	1,086,423	872,421	1,058,273
Wholesale/brokered certificates of deposit	1,416,696	999,002	—
Total non-core deposits	2,503,149	1,871,453	1,063,826
Total deposits	$17,352,401	$17,746,374	$17,115,589

Cost of deposits	0.58%	0.22%	0.04%
Cost of core deposits (2)	0.31	0.11	0.03
Noninterest-bearing deposits as a percent of total deposits	36.3	38.2	39.5
Non-maturity deposits as a percent of total deposits	85.6	89.5	93.8
Core deposits as a percent of total deposits	85.6	89.5	93.8
______________________________
(1) Core deposits are total deposits excluding all certificates of deposits and all brokered deposits.
(2) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Borrowings

At December 31, 2022, total borrowings amounted to $1.33 billion, an increase of $400.2 million from September 30, 2022 and an increase of $442.6 million from December 31, 2021. Total borrowings at December 31, 2022 included $1.00 billion of Federal Home Loan Bank of San Francisco (“FHLB”) term advances and $331.2 million of subordinated debt. The increase in borrowings at December 31, 2022 as compared to September 30, 2022 was primarily due to an increase of $400.0 million in FHLB term advances to manage interest rate risk and liquidity. The increase in borrowings at December 31, 2022 as compared to December 31, 2021 was primarily due to an increase of $450.0 million in FHLB term advances for the same purpose.

Capital Ratios

At December 31, 2022, our common stockholder's equity was $2.80 billion, or 12.90% of total assets, compared with $2.74 billion, or 12.65% of total assets, at September 30, 2022, and $2.89 billion, or 13.68% of total assets, at December 31, 2021, with a book value per share of $29.45, compared with $28.79 at September 30, 2022 and $30.58 at December 31, 2021. At December 31, 2022, the ratio of tangible common equity to total assets(1) was 8.88%, compared with 8.59% at September 30, 2022 and 9.52% at December 31, 2021, and tangible book value per share(1) was $19.38, compared with $18.68 at September 30, 2022 and $20.29 at December 31, 2021. The increase in tangible book value per share at December 31, 2022 from the prior quarter was primarily driven by net income and other comprehensive income on our AFS securities portfolio during the quarter, partially offset by the dividends paid. The decrease in tangible book value per share at December 31, 2022 from December 31, 2021 was primarily driven by the other comprehensive loss from the impact of higher interest rates on our AFS securities portfolio and dividends paid, partially offset by net income in 2022.

The Company implemented the CECL model on January 1, 2020 and elected to phase in the full effect of CECL on regulatory capital over the five-year transition period. In the first quarter of 2022, the Company began phasing into regulatory capital the cumulative adjustments at the end of the second year of the transition period at 25% per year. At December 31, 2022, the Company and Bank were in compliance with the capital conservation buffer requirement and exceeded the minimum Common Equity Tier 1, Tier 1, and total capital ratios, inclusive of the fully phased-in capital conservation buffer of 7.0%, 8.5% and 10.5%, respectively, and the Bank qualified as “well-capitalized” for purposes of the federal bank regulatory prompt corrective action regulations.

_____________________________________________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

The following table presents capital ratios and share data as of the dates indicated:

	December 31,	September 30,	December 31,
Capital Ratios	2022	2022	2021
Pacific Premier Bancorp, Inc. Consolidated
Tier 1 leverage ratio	10.29%	10.12%	10.08%
Common equity tier 1 risk-based capital ratio	12.99	12.36	12.11
Tier 1 risk-based capital ratio	12.99	12.36	12.11
Total risk-based capital ratio	15.53	14.83	14.62
Tangible common equity ratio (1)	8.88	8.59	9.52

Pacific Premier Bank
Tier 1 leverage ratio	11.80%	11.64%	11.62%
Common equity tier 1 risk-based capital ratio	14.89	14.23	13.96
Tier 1 risk-based capital ratio	14.89	14.23	13.96
Total risk-based capital ratio	15.74	15.05	14.70

Share Data
Book value per share	$29.45	$28.79	$30.58
Tangible book value per share (1)	19.38	18.68	20.29
Common equity dividends declared per share	0.33	0.33	0.33
Closing stock price (2)	31.56	30.96	40.03
Shares issued and outstanding	95,021,760	95,016,767	94,389,543
Market Capitalization (2)(3)	$2,998,887	$2,941,719	$3,778,413
______________________________
(1) A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the GAAP measures of common stockholders' equity and book value per share is set forth below.
(2) As of the last trading day prior to period end.
(3) Dollars in thousands.

Dividend and Stock Repurchase Program

On January 24, 2023, the Company's Board of Directors declared a $0.33 per share dividend, payable on February 10, 2023 to stockholders of record on February 3, 2023. In January 2021, the Company’s Board of Directors approved a stock repurchase program, which authorized the repurchase up to 4,725,000 shares of its common stock. During the fourth quarter of 2022, the Company did not repurchase any shares of common stock.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on January 26, 2023 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977. Participants should ask to be joined into the Pacific Premier Bancorp, Inc. call. Additionally, a telephone replay will be made available through February 2, 2023 at (877) 344-7529, access code 4933909.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, a California-based commercial bank focused on serving small, middle-market, and corporate businesses throughout the western United States in major metropolitan markets in California, Washington, Arizona, and Nevada. Founded in 1983, Pacific Premier Bank has grown to become one of the largest banks headquartered in the western region of the United States, with approximately $22 billion in total assets. Pacific Premier Bank provides banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. Pacific Premier Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Commerce Escrow division. Pacific Premier Bank offers clients IRA custodial services through its Pacific Premier Trust division, which has over $17 billion of assets under custody and approximately 39,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators, and financial advisors. Additionally, Pacific Premier Bank provides nationwide customized banking solutions to Homeowners' Associations and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates, and the impact of acquisitions we have made or may make.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; our ability to attract and retain deposits and access to other sources of liquidity; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; possible impairment charges to goodwill, including any impairment that may result from increased volatility in our stock price; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; the transition away from USD LIBOR and related uncertainty as well as the risk and costs related to our adoption of SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit-related impairments of securities held by us; the impact of governmental efforts to restructure the U.S. financial regulatory system; the impact of recent or future changes in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; changes in consumer spending, borrowing, and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or otherwise limit the level of repurchases of our common stock we may make from time to time pursuant to our stock repurchase program; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, and/or military conflicts, including the war between Russia and Ukraine, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them; climate change, including the enhanced regulatory, compliance, credit and reputational risks and costs; natural disasters, earthquakes, fires, and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2021 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, Chief Executive Officer, and President
(949) 864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer
(949) 864-8000

Matthew J. Lazzaro
Senior Vice President, Director of Investor Relations
(949) 243-1082

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2022	2022	2022	2022	2021
ASSETS
Cash and cash equivalents	$1,101,249	$739,211	$972,798	$809,259	$304,703
Interest-bearing time deposits with financial institutions	1,734	1,733	2,216	2,216	2,216
Investments held-to-maturity, at amortized cost, net of allowance for credit losses	1,388,103	1,385,502	1,390,682	996,382	381,674
Investment securities available for sale, at fair value	2,601,013	2,661,079	2,679,070	3,222,095	4,273,864
FHLB, FRB, and other stock	119,918	118,778	118,636	116,973	117,538
Loans held for sale, at lower of cost or fair value	2,643	2,163	2,957	11,646	10,869
Loans held for investment	14,676,298	14,908,811	15,047,608	14,733,755	14,295,897
Allowance for credit losses	(195,651)	(195,549)	(196,075)	(197,517)	(197,752)
Loans held for investment, net	14,480,647	14,713,262	14,851,533	14,536,238	14,098,145
Accrued interest receivable	73,784	66,192	66,898	60,922	65,728
Premises and equipment	64,543	65,651	68,435	70,453	71,908
Deferred income taxes, net	183,602	190,948	163,767	133,938	87,344
Bank owned life insurance	460,010	457,301	454,593	451,968	449,353
Intangible assets	55,588	59,028	62,500	65,978	69,571
Goodwill	901,312	901,312	901,312	901,312	901,312
Other assets	253,871	257,041	258,522	242,916	260,204
Total assets	$21,688,017	$21,619,201	$21,993,919	$21,622,296	$21,094,429
LIABILITIES
Deposit accounts:
Noninterest-bearing checking	$6,306,825	$6,775,465	$6,934,318	$7,106,548	$6,757,259
Interest-bearing:
Checking	3,119,850	3,605,498	4,149,432	3,679,067	3,493,331
Money market/savings	5,422,607	5,493,988	5,545,230	5,872,597	5,806,726
Retail certificates of deposit	1,086,423	872,421	855,966	1,031,011	1,058,273
Wholesale/brokered certificates of deposit	1,416,696	999,002	599,667	—	—
Total interest-bearing	11,045,576	10,970,909	11,150,295	10,582,675	10,358,330
Total deposits	17,352,401	17,746,374	18,084,613	17,689,223	17,115,589
FHLB advances and other borrowings	1,000,000	600,000	600,000	600,000	558,000
Subordinated debentures	331,204	331,045	330,886	330,726	330,567
Accrued expenses and other liabilities	206,023	206,386	223,201	219,329	203,962
Total liabilities	18,889,628	18,883,805	19,238,700	18,839,278	18,208,118
STOCKHOLDERS’ EQUITY
Common stock	933	933	933	933	929
Additional paid-in capital	2,362,663	2,357,731	2,353,361	2,348,727	2,351,294
Retained earnings	700,040	657,845	615,943	577,591	541,950
Accumulated other comprehensive loss	(265,247)	(281,113)	(215,018)	(144,233)	(7,862)
Total stockholders' equity	2,798,389	2,735,396	2,755,219	2,783,018	2,886,311
Total liabilities and stockholders' equity	$21,688,017	$21,619,201	$21,993,919	$21,622,296	$21,094,429

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021
INTEREST INCOME
Loans	$184,457	$174,204	$157,418	$673,720	$622,033
Investment securities and other interest-earning assets	33,324	24,821	19,588	94,858	74,706
Total interest income	217,781	199,025	177,006	768,578	696,739
INTEREST EXPENSE
Deposits	25,865	9,873	1,694	40,093	11,817
FHLB advances and other borrowings	5,960	3,480	33	13,131	99
Subordinated debentures	4,560	4,560	4,560	18,242	22,449
Total interest expense	36,385	17,913	6,287	71,466	34,365
Net interest income before provision for credit losses	181,396	181,112	170,719	697,112	662,374
Provision for credit losses	2,838	1,077	(14,648)	4,832	(70,876)
Net interest income after provision for credit losses	178,558	180,035	185,367	692,280	733,250
NONINTEREST INCOME
Loan servicing income	346	397	505	1,664	2,121
Service charges on deposit accounts	2,689	2,704	2,590	10,698	9,219
Other service fee income	295	323	391	1,351	1,566
Debit card interchange fee income	1,048	808	769	3,628	3,489
Earnings on bank owned life insurance	3,359	3,339	3,521	13,159	11,299
Net gain from sales of loans	151	457	1,334	3,238	4,428
Net (loss) gain from sales of investment securities	—	(393)	3,585	1,710	16,906
Trust custodial account fees	9,722	9,951	11,611	41,606	38,176
Escrow and exchange fees	1,282	1,555	2,221	6,325	7,286
Other income	1,605	1,023	754	5,369	13,360
Total noninterest income	20,497	20,164	27,281	88,748	107,850
NONINTEREST EXPENSE
Compensation and benefits	54,347	56,355	56,076	225,245	215,690
Premises and occupancy	11,641	12,011	11,403	47,433	48,234
Data processing	6,991	7,058	5,881	26,649	23,770
FDIC insurance premiums	1,463	1,461	1,389	5,772	5,274
Legal and professional services	5,175	4,075	5,870	17,947	18,554
Marketing expense	1,985	1,912	1,821	7,632	6,917
Office expense	1,310	1,338	1,463	5,103	5,957
Loan expense	743	789	857	3,810	4,469
Deposit expense	6,770	4,846	3,836	19,448	15,654
Merger-related expense	—	—	—	—	5
Amortization of intangible assets	3,440	3,472	3,880	13,983	15,936
Other expense	5,317	7,549	4,776	23,648	19,817
Total noninterest expense	99,182	100,866	97,252	396,670	380,277
Net income before income taxes	99,873	99,333	115,396	384,358	460,823
Income tax	26,200	25,970	30,565	100,615	120,934
Net income	$73,673	$73,363	$84,831	$283,743	$339,889
EARNINGS PER SHARE
Basic	$0.78	$0.77	$0.90	$2.99	$3.60
Diluted	0.77	0.77	0.89	2.98	3.58
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	93,810,468	93,793,502	93,415,304	93,718,293	93,532,109
Diluted	94,176,633	94,120,637	93,906,491	94,091,461	94,012,137

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$1,015,197	$8,636	3.37%	$665,510	$2,754	1.64%	$334,371	$66	0.08%
Investment securities	4,130,042	24,688	2.39	4,277,444	22,067	2.06	4,833,251	19,522	1.62
Loans receivable, net (1) (2)	14,799,417	184,457	4.94	14,986,682	174,204	4.61	14,005,836	157,418	4.46
Total interest-earning assets	19,944,656	217,781	4.33	19,929,636	199,025	3.96	19,173,458	177,006	3.66
Noninterest-earning assets	1,784,277			1,757,800			1,693,547
Total assets	$21,728,933			$21,687,436			$20,867,005
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$3,320,146	$3,752	0.45%	$3,812,448	$1,658	0.17%	$3,501,323	$225	0.03%
Money market	4,998,726	7,897	0.63	5,053,890	2,940	0.23	5,467,559	925	0.07
Savings	443,016	310	0.28	434,591	28	0.03	418,218	27	0.03
Retail certificates of deposit	975,958	3,941	1.60	835,645	1,420	0.67	1,084,326	517	0.19
Wholesale/brokered certificates of deposit	1,283,537	9,965	3.08	702,785	3,827	2.16	—	—	—
Total interest-bearing deposits	11,021,383	25,865	0.93	10,839,359	9,873	0.36	10,471,426	1,694	0.06
FHLB advances and other borrowings	826,125	5,960	2.86	636,006	3,480	2.17	69,538	33	0.19
Subordinated debentures	331,133	4,560	5.51	330,975	4,560	5.51	330,476	4,560	5.52
Total borrowings	1,157,258	10,520	3.62	966,981	8,040	3.31	400,014	4,593	4.59
Total interest-bearing liabilities	12,178,641	36,385	1.19	11,806,340	17,913	0.60	10,871,440	6,287	0.23
Noninterest-bearing deposits	6,587,400			6,893,463			6,911,702
Other liabilities	211,731			212,509			232,863
Total liabilities	18,977,772			18,912,312			18,016,005
Stockholders' equity	2,751,161			2,775,124			2,851,000
Total liabilities and equity	$21,728,933			$21,687,436			$20,867,005
Net interest income		$181,396			$181,112			$170,719
Net interest margin (3)			3.61%			3.61%			3.53%
Cost of deposits (4)			0.58			0.22			0.04
Cost of funds (5)			0.77			0.38			0.14
Cost of core deposits (6)			0.31			0.11			0.03
Ratio of interest-earning assets to interest-bearing liabilities			163.77			168.80			176.37

	For the Year Ended December 31,
	2022			2021
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$678,270	$12,691	1.87%	$904,159	$877	0.10%
Investment securities	4,301,005	82,167	1.91	4,495,956	73,829	1.64
Loans receivable, net (1)(2)	14,767,554	673,720	4.56	13,497,119	622,033	4.61
Total interest-earning assets	19,746,829	768,578	3.89	18,897,234	696,739	3.69
Noninterest-earning assets	1,766,599			1,595,168
Total assets	$21,513,428			$20,492,402
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$3,681,244	$6,351	0.17%	$3,276,638	$1,270	0.04%
Money market	5,155,785	12,735	0.25	5,507,469	6,824	0.12
Savings	433,156	391	0.09	393,332	251	0.06
Retail certificates of deposit	944,963	6,498	0.69	1,248,956	3,332	0.27
Wholesale/brokered certificates of deposit	520,652	14,118	2.71	29,645	140	0.47
Total interest-bearing deposits	10,735,800	40,093	0.37	10,456,040	11,817	0.11
FHLB advances and other borrowings	574,320	13,131	2.29	24,947	99	0.40
Subordinated debentures	330,885	18,242	5.51	410,067	22,449	5.47
Total borrowings	905,205	31,373	3.47	435,014	22,548	5.18
Total interest-bearing liabilities	11,641,005	71,466	0.61	10,891,054	34,365	0.32
Noninterest-bearing deposits	6,859,141			6,527,259
Other liabilities	224,739			275,496
Total liabilities	18,724,885			17,693,809
Stockholders’ equity	2,788,543			2,798,593
Total liabilities and equity	$21,513,428			$20,492,402
Net interest income		$697,112			$662,374
Net interest rate spread			3.28%			3.37%
Net interest margin (3)			3.53			3.51
Cost of deposits (4)			0.23			0.07
Cost of funds (5)			0.39			0.20
Cost of core deposits (6)			0.12			0.05
Ratio of interest-earning assets to interest-bearing liabilities			169.63			173.51
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs and discounts/premiums, and the basis adjustments of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $3.5 million, $4.6 million, and $7.9 million, for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively, and $21.7 million and $36.7 million, respectively, for the years ended December 31, 2022 and December 31, 2021, respectively.
(3) Represents net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2022	2022	2022	2022	2021
Investor loans secured by real estate
CRE non-owner-occupied	$2,660,321	$2,771,272	$2,788,715	$2,774,650	$2,771,137
Multifamily	6,112,026	6,199,581	6,188,086	6,041,085	5,891,934
Construction and land	399,034	373,194	331,734	303,811	277,640
SBA secured by real estate (1)	42,135	42,998	44,199	42,642	46,917
Total investor loans secured by real estate	9,213,516	9,387,045	9,352,734	9,162,188	8,987,628
Business loans secured by real estate (2)
CRE owner-occupied	2,432,163	2,477,530	2,486,747	2,391,984	2,251,014
Franchise real estate secured	378,057	383,468	387,683	384,267	380,381
SBA secured by real estate (3)	61,368	64,002	67,191	68,466	69,184
Total business loans secured by real estate	2,871,588	2,925,000	2,941,621	2,844,717	2,700,579
Commercial loans (4)
Commercial and industrial	2,160,948	2,164,623	2,295,421	2,242,632	2,103,112
Franchise non-real estate secured	404,791	409,773	415,830	388,322	392,576
SBA non-real estate secured	11,100	11,557	11,008	10,761	11,045
Total commercial loans	2,576,839	2,585,953	2,722,259	2,641,715	2,506,733
Retail loans
Single family residential (5)	72,997	75,176	77,951	79,978	95,292
Consumer	3,284	3,761	4,130	5,157	5,665
Total retail loans	76,281	78,937	82,081	85,135	100,957
Loans held for investment before basis adjustment (6)	14,738,224	14,976,935	15,098,695	14,733,755	14,295,897
Basis adjustment associated with fair value hedge (7)	(61,926)	(68,124)	(51,087)	—	—
Loans held for investment	14,676,298	14,908,811	15,047,608	14,733,755	14,295,897
Allowance for credit losses for loans held for investment	(195,651)	(195,549)	(196,075)	(197,517)	(197,752)
Loans held for investment, net	$14,480,647	$14,713,262	$14,851,533	$14,536,238	$14,098,145

Loans held for sale, at lower of cost or fair value	$2,643	$2,163	$2,957	$11,646	$10,869
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $54.8 million, $59.0 million, $63.6 million, $71.2 million, and $77.1 million as of December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021 respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2022	2022	2022	2022	2021
Asset Quality
Nonperforming loans	$30,905	$60,464	$44,445	$55,309	$31,273
Other real estate owned	—	—	—	—	—
Nonperforming assets	$30,905	$60,464	$44,445	$55,309	$31,273

Total classified assets (1)	$149,304	$110,143	$106,153	$122,528	$121,827
Allowance for credit losses	195,651	195,549	196,075	197,517	197,752
Allowance for credit losses as a percent of total nonperforming loans	633%	323%	441%	357%	632%
Nonperforming loans as a percent of loans held for investment	0.21	0.41	0.30	0.38	0.22
Nonperforming assets as a percent of total assets	0.14	0.28	0.20	0.26	0.15
Classified loans to total loans held for investment	1.02	0.74	0.71	0.83	0.85
Classified assets to total assets	0.69	0.51	0.48	0.57	0.58
Net loan charge-offs (recoveries) for the quarter ended	$3,797	$1,072	$5,245	$446	$(981)
Net loan charge-offs (recoveries) for the quarter to average total loans	0.03%	0.01%	0.04%	—%	(0.01)%
Allowance for credit losses to loans held for investment (2)	1.33	1.31	1.30	1.34	1.38
Delinquent Loans:
30 - 59 days	$20,538	$1,484	$6,915	$25,332	$1,395
60 - 89 days	185	6,535	—	74	—
90+ days	22,625	33,238	29,360	18,245	18,100
Total delinquency	$43,348	$41,257	$36,275	$43,651	$19,495
Delinquency as a percent of loans held for investment	0.30%	0.28%	0.24%	0.30%	0.14%
______________________________
(1) Includes substandard loans and other real estate owned.
(2) At December 31, 2022, 26% of loans held for investment include a fair value net discount of $54.8 million, or 0.37% of loans held for investment. At September 30, 2022, 27% of loans held for investment include a fair value net discount of $59.0 million, or 0.39% of loans held for investment. At June 30, 2022, 29% of loans held for investment include a fair value net discount of $63.6 million, or 0.42% of loans held for investment. At March 31, 2022, 32% of loans held for investment include a fair value net discount $71.2 million, or 0.48% of loans held for investment. At December 31, 2021, 36% of loans held for investment include a fair value net discount of $77.1 million, or 0.54% of loans held for investment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
NONACCRUAL LOANS (1)
(Unaudited)

(Dollars in thousands)	Collateral Dependent Loans	ACL	Non-Collateral Dependent Loans	ACL	Total Nonaccrual Loans	Nonaccrual Loans With No ACL
December 31, 2022
Investor loans secured by real estate
CRE non-owner-occupied	$4,429	$—	$—	$—	$4,429	$4,429
Multifamily	8,780	—	—	—	8,780	8,780
SBA secured by real estate (2)	533	—	—	—	533	533
Total investor loans secured by real estate	13,742	—	—	—	13,742	13,742
Business loans secured by real estate (3)
CRE owner-occupied	11,475	1,742	—	—	11,475	9,733
SBA secured by real estate (4)	1,191	—	—	—	1,191	1,191
Total business loans secured by real estate	12,666	1,742	—	—	12,666	10,924
Commercial loans (5)
Commercial and industrial	3,908	—	—	—	3,908	3,908
SBA not secured by real estate	589	—	—	—	589	589
Total commercial loans	4,497	—	—	—	4,497	4,497
Totals nonaccrual loans	$30,905	$1,742	$—	$—	$30,905	$29,163
______________________________
(1) The ACL for nonaccrual loans is determined based on a discounted cash flow methodology unless the loan is considered collateral dependent. The ACL for collateral dependent loans is determined based on the estimated fair value of the underlying collateral.
(2) SBA loans that are collateralized by hotel/motel real property.
(3) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(4) SBA loans that are collateralized by real property other than hotel/motel real property.
(5) Loans to businesses where the operating cash flow of the business is the primary source of repayment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
PAST DUE STATUS
(Unaudited)

		Days Past Due
(Dollars in thousands)	Current	30-59	60-89	90+	Total
December 31, 2022
Investor loans secured by real estate
CRE non-owner-occupied	$2,655,892	$—	$—	$4,429	$2,660,321
Multifamily	6,103,246	2,723	—	6,057	6,112,026
Construction and land	399,034	—	—	—	399,034
SBA secured by real estate (1)	42,135	—	—	—	42,135
Total investor loans secured by real estate	9,200,307	2,723	—	10,486	9,213,516
Business loans secured by real estate (2)
CRE owner-occupied	2,424,174	1,434	—	6,555	2,432,163
Franchise real estate secured	370,984	7,073	—	—	378,057
SBA secured by real estate (3)	60,177	—	104	1,087	61,368
Total business loans secured by real estate	2,855,335	8,507	104	7,642	2,871,588
Commercial loans (4)
Commercial and industrial	2,152,302	4,657	81	3,908	2,160,948
Franchise non-real estate secured	401,199	3,592	—	—	404,791
SBA not secured by real estate	10,511	—	—	589	11,100
Total commercial loans	2,564,012	8,249	81	4,497	2,576,839
Retail loans
Single family residential (5)	71,940	1,057	—	—	72,997
Consumer loans	3,282	2	—	—	3,284
Total retail loans	75,222	1,059	—	—	76,281
Loans held for investment before basis adjustment (6)	$14,694,876	$20,538	$185	$22,625	$14,738,224
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $61.9 million to the carrying amount of certain loans included in fair value hedging relationships.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CREDIT RISK GRADES
(Unaudited)

(Dollars in thousands)	Pass	Special Mention	Substandard	Total Gross Loans
December 31, 2022
Investor loans secured by real estate
CRE non-owner-occupied	$2,647,607	$7,487	$5,227	$2,660,321
Multifamily	6,089,836	12,667	9,523	6,112,026
Construction and land	399,034	—	—	399,034
SBA secured by real estate (1)	33,161	—	8,974	42,135
Total investor loans secured by real estate	9,169,638	20,154	23,724	9,213,516
Business loans secured by real estate (2)
CRE owner-occupied	2,363,719	2,351	66,093	2,432,163
Franchise real estate secured	352,645	18,036	7,376	378,057
SBA secured by real estate (3)	55,865	118	5,385	61,368
Total business loans secured by real estate	2,772,229	20,505	78,854	2,871,588
Commercial loans (4)
Commercial and industrial	2,093,726	31,273	35,949	2,160,948
Franchise non-real estate secured	368,013	27,583	9,195	404,791
SBA not secured by real estate	9,550	—	1,550	11,100
Total commercial loans	2,471,289	58,856	46,694	2,576,839
Retail loans
Single family residential (5)	72,992	—	5	72,997
Consumer loans	3,257	—	27	3,284
Total retail loans	76,249	—	32	76,281
Loans held for investment before basis adjustment (6)	$14,489,405	$99,515	$149,304	$14,738,224
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $61.9 million to the carrying amount of certain loans included in fair value hedging relationships.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS
(Unaudited)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate this figure by excluding amortization of intangible assets expense and merger-related expense, where applicable, from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Net income	$73,673	$73,363	$84,831	$283,743	$339,889
Plus: amortization of intangible assets expense	3,440	3,472	3,880	13,983	15,936
Less: amortization of intangible assets expense tax adjustment (1)	978	991	1,107	3,987	4,556
Net income for average tangible common equity	76,135	75,844	87,604	293,739	351,269
Plus: merger-related expense	—	—	—	—	5
Less: merger-related expense tax adjustment (1)	—	—	—	—	1
Net income for average tangible common equity excluding merger-related expense	$76,135	$75,844	$87,604	$293,739	$351,273

Average stockholders' equity	$2,751,161	$2,775,124	$2,851,000	$2,788,543	$2,798,593
Less: average intangible assets	57,624	61,101	71,897	62,833	77,817
Less: average goodwill	901,312	901,312	901,312	901,312	900,458
Average tangible common equity	$1,792,225	$1,812,711	$1,877,791	$1,824,398	$1,820,318

Return on average equity (annualized)	10.71%	10.57%	11.90%	10.18%	12.14%
Return on average tangible common equity (annualized)	16.99%	16.74%	18.66%	16.10%	19.30%
Return on average tangible common equity excluding merger-related expense	16.99%	16.74%	18.66%	16.10%	19.30%
______________________________
(1) Adjusted by statutory tax rate

Pre-provision net revenue is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expense, where applicable, from the net income. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Interest income	$217,781	$199,025	$177,006	$768,578	$696,739
Interest expense	36,385	17,913	6,287	71,466	34,365
Net interest income	181,396	181,112	170,719	697,112	662,374
Noninterest income	20,497	20,164	27,281	88,748	107,850
Revenue	201,893	201,276	198,000	785,860	770,224
Noninterest expense	99,182	100,866	97,252	396,670	380,277
Plus: merger-related expense	—	—	—	—	5
Pre-provision net revenue	102,711	100,410	100,748	389,190	389,952
Pre-provision net revenue (annualized)	$410,844	$401,640	$402,992	$389,190	$389,952

Average assets	$21,728,933	$21,687,436	$20,867,005	$21,513,428	$20,492,402

Pre-provision net revenue on average assets	0.47%	0.46%	0.48%	1.81%	1.90%
Pre-provision net revenue on average assets (annualized)	1.89%	1.85%	1.93%	1.81%	1.90%

Tangible book value per share and tangible common equity to tangible assets (the “tangible common equity ratio”) are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2022	2022	2021
Total stockholders' equity	$2,798,389	$2,735,396	$2,755,219	$2,783,018	$2,886,311
Less: intangible assets	956,900	960,340	963,812	967,290	970,883
Tangible common equity	$1,841,489	$1,775,056	$1,791,407	$1,815,728	$1,915,428

Total assets	$21,688,017	$21,619,201	$21,993,919	$21,622,296	$21,094,429
Less: intangible assets	956,900	960,340	963,812	967,290	970,883
Tangible assets	$20,731,117	$20,658,861	$21,030,107	$20,655,006	$20,123,546

Tangible common equity ratio	8.88%	8.59%	8.52%	8.79%	9.52%

Common shares issued and outstanding	95,021,760	95,016,767	94,976,605	94,945,849	94,389,543

Book value per share	$29.45	$28.79	$29.01	$29.31	$30.58
Less: intangible book value per share	10.07	10.11	10.15	10.19	10.29
Tangible book value per share	$19.38	$18.68	$18.86	$19.12	$20.29

Core net interest income and core net interest margin are non-GAAP financial measures derived from GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CDs, nonrecurring nonaccrual interest adjustments, and gain (loss) on interest rate contract in fair value hedging relationships from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Net interest income	$181,396	$181,112	$170,719	$697,112	$662,374
Less: scheduled accretion income	2,179	2,377	3,097	10,039	13,874
Less: accelerated accretion income	1,358	2,269	4,770	11,628	22,792
Less: premium amortization on CD	30	39	183	225	3,266
Less: nonrecurring nonaccrual interest adjustments	(111)	(848)	349	(1,267)	(544)
Less: gain (loss) on fair value hedging relationships	8,004	4,240	(819)	10,705	(914)
Core net interest income	169,936	173,035	163,139	665,782	623,900

Average interest-earning assets	$19,944,656	$19,929,636	$19,173,458	$19,746,829	$18,897,234

Net interest margin	3.61%	3.61%	3.53%	3.53%	3.51%
Core net interest margin	3.38%	3.44%	3.38%	3.37%	3.30%

Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense, less amortization of intangible assets and merger-related expense, where applicable, to the sum of net interest income before provision for credit losses and total noninterest income, less gain (loss) from investment securities and other income - security recoveries, and net loss from debt extinguishment. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Total noninterest expense	$99,182	$100,866	$97,252	$396,670	$380,277
Less: amortization of intangible assets	3,440	3,472	3,880	13,983	15,936
Less: merger-related expense	—	—	—	—	5
Noninterest expense, adjusted	$95,742	$97,394	$93,372	$382,687	$364,336

Net interest income before provision for credit losses	$181,396	$181,112	$170,719	$697,112	$662,374
Add: total noninterest income	20,497	20,164	27,281	88,748	107,850
Less: net (loss) gain from investment securities	—	(393)	3,585	1,710	16,906
Less: other income - security recoveries	—	—	1	—	10
Less: net loss from debt extinguishment	—	—	—	—	(180)
Revenue, adjusted	$201,893	$201,669	$194,414	$784,150	$753,488

Efficiency ratio	47.4%	48.3%	48.0%	48.8%	48.4%

Cost of core deposits is a non-GAAP financial measure derived from GAAP-based amounts. Cost of core deposits is calculated as the ratio of core deposit interest expense to average core deposits. We calculate core deposit interest expense by excluding interest expense for certificates of deposit and brokered deposits from total deposit expense, and we calculate average core deposits by excluding certificates of deposit and brokered deposits from total deposits. Management believes cost of core deposits is a useful measure to assess the Company's deposit base, including its potential volatility.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Total deposits interest expense	$25,865	$9,873	$1,694	$40,093	$11,817
Less: certificates of deposit interest expense	3,941	1,420	517	6,498	3,332
Less: brokered deposits interest expense	9,965	3,827	1	14,120	149
Core deposits expense	$11,959	$4,626	$1,176	$19,475	$8,336

Total average deposits	$17,608,783	$17,732,822	$17,383,128	$17,594,941	$16,983,299
Less: average certificates of deposit	975,958	835,645	1,084,326	944,963	1,248,956
Less: average brokered deposits	1,283,567	703,848	5,552	523,530	35,194
Average core deposits	$15,349,258	$16,193,329	$16,293,250	$16,126,448	$15,699,149

Cost of core deposits	0.31%	0.11%	0.03%	0.12%	0.05%